
<ARTICLE>      5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of December 29, 1996, and the related statements of income and cash flows for the 12-month period then ended and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER>   1000

<PERIOD-TYPE>                      YEAR
<FISCAL-YEAR-END>                  DEC-29-1996
<PERIOD-START>                     JAN-01-1996
<PERIOD-END>                       DEC-29-1996
<CASH>                              8655
<SECURITIES>                           0
<RECEIVABLES>                      16893
<ALLOWANCES>                         243
<INVENTORY>                        54232
<CURRENT-ASSETS>                   84264
<PP&E>                            214177<F1>
<DEPRECIATION>                     71998<F1>
<TOTAL-ASSETS>                    330844
<CURRENT-LIABILITIES>              70149
<BONDS>                                0
<PREFERRED-MANDATORY>                  0
<PREFERRED>                            0
<COMMON>                              97
<OTHER-SE>                         29501
<TOTAL-LIABILITY-AND-EQUITY>      330844
<SALES>                           612576
<TOTAL-REVENUES>                  612576
<CGS>                             442996
<TOTAL-COSTS>                     442996<F1>
<OTHER-EXPENSES>                  144525<F1>
<LOSS-PROVISION>                       0
<INTEREST-EXPENSE>                 27923
<INCOME-PRETAX>                    (2780)
<INCOME-TAX>                          30
<INCOME-CONTINUING>                    0
<DISCONTINUED>                         0
<EXTRAORDINARY>                        0
<CHANGES>                              0
<NET-INCOME>                       (2810)
<EPS-PRIMARY>                      (0.36)
<EPS-DILUTED>                      (0.36)<F2>

<F1>Restated to be consistent with 1997 presentation.
<F2>Restated to reflect adoption in fourth quarter 1997 of FAS 128 which is a new standard of computing and presenting both basic and diluted net income per share.

